UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2008

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	75-2243266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code:  (201) 604-4402

________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Effective April 30, 2008, Franklin Credit Management Corporation (the “Company”) entered into $275 million (notional amount) of fixed-rate interest rate swaps (the “April 30 Swaps”).  The fixed-rate swaps are for a period of three years, are non-amortizing, are at a fixed rate of 3.47% and were entered into with the Company’s lead lending bank (the “Bank”).

Under these swap agreements, the Company will make interest payments to the Bank at fixed rates and will receive interest payments from the Bank on the same notional amounts at variable rates based on one-month LIBOR.

Taking into account the April 30 Swaps and the interest rate swaps previously entered into by the Company on February 27, 2008, the Company currently has $1.0 billion of fixed-rate interest rate swaps, which have remaining terms varying from about ten months to almost four years.

On May 6, 2008, the Company issued a press release announcing its entry into the April 30 Swaps.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.           Description

99.1        Press Release, dated May 6, 2008, entitled “Franklin Credit Announces Hedge Agreements.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                FRANKLIN CREDIT MANAGEMENT CORPORATION

                By: /s/ Paul D. Colasono
               Name: Paul D. Colasono
               Title:   Chief Financial Officer and
                                                   Executive Vice President

Date:  May 6, 2008